UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 500 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Termination of Indemnification and Reimbursement Agreement

On July 30, 2025, Resideo Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), Resideo Intermediate Holding Inc., a corporation organized under the laws of the State of Delaware and an indirect wholly owned subsidiary of the Company (“RIH”), Honeywell International Inc., a corporation organized under the laws of the State of Delaware (“Honeywell”), and the guarantors party thereto, entered into that certain Termination Agreement (the “Agreement”), pursuant to which, upon the closing of the transactions contemplated thereby (the “Closing”), a one-time cash payment of $1,590,000,000.00 (the “Termination Payment”) will be made by or on behalf of RIH to Honeywell in lieu of all future payments to which Honeywell is entitled pursuant to that certain Indemnification and Reimbursement Agreement, dated as of October 14, 2018 (as amended, the “Indemnification and Reimbursement Agreement”), pursuant to which RIH agreed to indemnify and hold harmless or reimburse Honeywell in respect of certain Honeywell environmental remediation liabilities to the extent provided for in such agreement. At the Closing, the Indemnification and Reimbursement Agreement will automatically terminate, including with respect to any and all guarantees entered into pursuant to the Indemnification and Reimbursement Agreement. The Closing is expected to occur no later than August 29, 2025.

Additionally, on July 29, 2025, RIH paid Honeywell $35,000,000, representing the regularly scheduled third quarter payment due under Indemnification and Reimbursement Agreement. From signing until Closing (or termination of the Agreement), any amounts that would otherwise be due under the Indemnification and Reimbursement Agreement are suspended and tolled, and if the Closing occurs, these tolled amounts are not payable. However, if the Agreement is terminated, any such tolled amounts become due with 5% interest per annum.

Subject to the terms set forth in the Agreement, the Agreement may be terminated prior to the Closing, (i) at any time, by mutual written agreement of Honeywell and the Company, (ii) by Honeywell on or after August 30, 2025 if the Closing does not occur on or prior to August 29, 2025, (iii) by the Company on or after October 31, 2025, if the Closing does not occur on or prior to October 30, 2025, or (iv) by either Honeywell or the Company if a court of competent jurisdiction or any other governmental authority having competent jurisdiction shall have promulgated or enforced any law or issued an order permanently restraining or prohibiting the transactions contemplated by the Agreement. In the event the Agreement is terminated pursuant to clauses (ii) or (iii) in the preceding sentence (and is not otherwise terminable pursuant to clause (iv) in the preceding sentence) and the debt financing described below has not been obtained as of the date of such termination, the Company is required to pay a fee to Honeywell in the amount of $100,000,000 as liquidated damages and the Indemnification and Reimbursement Agreement and all guarantees entered into pursuant to the terms thereof will remain in effect.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Debt Commitment Letter

On July 30, 2025, in connection with the execution of the Agreement, the Company and Resideo Funding Inc., a Delaware corporation (“Borrower”), entered into a commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank. N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, the “Commitment Parties”). Pursuant to the Debt Commitment Letter, the Commitment Parties have agreed to provide a new senior secured term loan facility in an aggregate principal amount of up to $1.225 billion (the “New Term Loan Facility”), to be incurred as incremental term loans under the Company’s existing credit agreement (the “Existing Credit Agreement”), the proceeds of which, along with a portion of the Company’s cash on hand, will be used by the Company to finance the Termination Payment and to pay related fees and expenses. In connection with the execution of the Agreement, the Company is also seeking certain amendments to the Existing Credit Agreement to, among other things, (i) increase capacity to incur additional incremental debt , and (ii) with respect to the revolving credit facility, to (a) modify the total leverage ratio financial covenant to (x) temporarily increase the maximum permitted ratio to

4.00 to 1.00 for the test periods ending on September 30, 2025 and December 31, 2025 and (y) at the Borrower’s election (which may be exercised no more than two times prior to the maturity of the revolving credit facility), allow for the temporary increase in the maximum permitted ratio by 0.50x for the four fiscal quarter testing dates following a “material acquisition” (as defined therein), and (b) permit any future refinancings of the refinancing revolving credit facility (such amendments referred to in clauses (i) and (ii), collectively, the “Credit Agreement Amendments”). Pursuant to the Debt Commitment Letter, the Commitment Parties have agreed to provide “back-stop” commitments to refinance and replace the Company’s existing senior secured term loan and revolving credit facilities (the “Back-Stop Facilities”), but the Back-Stop Facilities would only be drawn and become effective if the Credit Agreement Amendments are not approved by the requisite lenders under the Existing Credit Agreement. The funding of the New Term Loan Facility and the commitments in respect of the Back-Stop Facilities are contingent on the satisfaction of certain conditions set forth therein, including negotiation and execution of the definitive debt financing agreements contemplated by the Debt Commitment Letter.

Item 2.02	Results of Operations and Financial Condition

On July 30, 2025, the Company issued press releases announcing the Company’s execution of the Agreement and intention to spin-off its ADI Global Distribution business, each of which also included the Company’s expectations regarding its financial results for the quarter ended June 28, 2025 relative to its outlook ranges previously provided in May 2025, which is furnished herewith as Exhibit 99.1 and Exhibit 99.2 respectively. The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 7.01	Regulation FD Disclosure

A copy of the press releases announcing, among other things, the Company’s execution of the Agreement, its intention to separate its ADI Global Distribution business and its expectations regarding its financial results for the quarter ended June 28, 2025 relative to its outlook ranges previously provided in May 2025, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The forward-looking statements contained in this Form 8-K (including the exhibits thereto) are qualified by the information contained under the heading “Forward-Looking Statements” in the press releases furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Item 7.01 (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Agreement, dated as of July 30, 2025, by and among Honeywell International Inc., Resideo Technologies, Inc., Resideo Intermediate Holding Inc. and the guarantors party thereto and identified on the signature pages thereto.

99.1	Press Release issued by Resideo Technologies Inc. on July 30, 2025.

99.2	Press Release issued by Resideo Technologies Inc. on July 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 30, 2025